EXHIBIT 10.16

                              AMENDED AND RESTATED

                  EXECUTIVE SUPPLEMENTAL COMPENSATION AGREEMENT

         This Agreement is made and entered into effective as of May 1, 2004, by and between The Vintage Bank, a state-chartered commercial bank and wholly-owned subsidiary of North Bay Bancorp (the "Holding Company"), with its principal offices located in the City of Napa, California ("the Bank"), and, ___________________________, an individual residing in the State of California ("the Executive").

                                 R E C I T A L S
                                 ---------------

         WHEREAS, the Executive is an employee of the Bank, serving since September 3, 1988; and has extensive and valuable experience and knowledge of the affairs of the Bank and the banking industry

         WHEREAS, in 2001, the Bank established a compensation benefit program as a fringe benefit for executive officers of the Bank in order to attract and retain individuals with extensive and valuable experience in the banking industry;

         WHEREAS, the Executive was selected as a participant in said program and the Bank and Executive entered into an Executive Supplement Compensation Agreement dated September 21, 2001 (the "Prior Agreement"); and

         WHEREAS, the Executive and the Bank wish to amend and restate the Prior Agreement in its entirety and substitute this Agreement in place and instead of the Prior Agreement which shall no longer have any force or effect;

         NOW, THEREFORE, in consideration of the services to be performed by the Executive in the future, as well as the mutual promises and covenants contained herein, the Executive and the Bank agree as follows:

                                A G R E E M E N T
                                -----------------

         1.       Terms and Definitions.

                  1.1 Affiliate. The term "Affiliate" shall mean a corporation or entity of any type directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Bank, within the meaning of Rule 144 under the Securities Act of 1933, as amended.

                  1.2 Administrator. The Holding Company shall be the "Administrator" and, solely for the purposes of ERISA as defined in subparagraph
1.8 below, the "fiduciary" of this Agreement where a fiduciary is required by ERISA.

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


                  1.3 Applicable Percentage. The term "Applicable Percentage" shall mean that percentage listed on Schedule "A" attached hereto which is adjacent to the number of years which shall have elapsed from the date of this Agreement and ending on the date Executive Retires, becomes Disabled, voluntarily terminates his employment, or his employment is otherwise terminated pursuant to this Agreement, as applicable. Notwithstanding the foregoing or the percentages set forth on Schedule "A", but subject to all other terms and conditions set forth herein, the "Applicable Percentage" shall be one hundred percent (100%) in the event the Executive's employment is terminated pursuant to subparagraph 5.4 upon the occurrence of a "Change in Control" as defined in subparagraph 1.4 below or the Executive's Disability (as defined in subparagraph
1.6 below). The parties acknowledge that as of the date of this Agreement Executive's Applicable Percentage is 40%.

                  1.4 Change in Control. "Change in Control" means in any transaction or related series of transactions: (a) the acquisition (other than solely from the Bank or Holding Company), by any individual, entity or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange
Act), other than the Bank or any subsidiary, Affiliate or employee benefit plan of the Company, of beneficial ownership (within the meaning of Rule 13(d)(3) promulgated under the Exchange Act) of more than 30% of the combined voting power of the then outstanding securities of the Bank or Holding Company entitled to vote generally in the election of directors (the "Voting Securities"); (b) a reorganization, merger, consolidation, share exchange or recapitalization of the Bank or Holding Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the Voting Securities; or (c) a complete liquidation or dissolution of the Bank or Holding Company, or a sale of all or substantially all of the Bank or Holding Company's assets.

                  1.5 The Code. The "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

                  1.6 Disability/Disabled. The term "Disability" or Disabled" shall have the same meaning given such term in any disability policy maintained on Executive by the Bank or Holding Company or, in the event no such policy is maintained by the Bank or Holding Company, such terms shall mean the Executive shall have been unable to perform the essential functions of his position, with or without reasonable accommodation, on a full-time basis for a period of sixty
(60) consecutive days, or for a total of ninety (90) days in any twelve-month period.

                  1.7 Effective Date. The term "Effective Date" shall mean the date first written above.

                  1.8 ERISA. The term "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

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

                  1.9 Executive Benefit. The term "Executive Benefit" or "Retirement Benefit Payments" shall mean the benefits determined pursuant to subparagraphs 3.1 or 3.2 and in accordance with Schedule "B", and reduced or adjusted to the extent: (i) required under the other provisions of this Agreement, including, but not limited to, Paragraphs 5, 7, and 8 hereof; (ii) required by reason of the lawful order of any regulatory agency or body having jurisdiction over the Bank or the Holding Company; or (iii) required in order for the Bank or the Holding Company to properly comply with any and all applicable state and federal laws, including, but not limited to, income, employment and disability income tax laws (e.g., FICA, FUTA, SDI).

                  1.10 Normal Retirement Date. The term "Normal Retirement Date" shall mean the Retirement, as defined below, of the Executive upon attainment of age sixty-five (65) or in the event of a Change in Control, as defined above, attainment of age sixty-two (62).

                  1.11 Early Retirement Date. The term "Early Retirement Date" shall mean Retirement, as defined below, of the Executive after the attainment of age sixty-two (62), provided the Applicable Percentage equals one-hundred percent (100%).

                  1.12 Plan  Year.  The term "Plan  Year"  shall mean the twelve
(12) month period beginning October 1 of each year and ending September 30 of the following year.

                  1.13 Retirement. The term "Retirement" or "Retires" shall refer to the date which the Executive acknowledges in writing to Bank to be the last day the Executive will provide any significant personal services, whether as an employee or independent consultant or contractor, to Bank. For purposes of this Agreement, the phrase "significant personal services" shall mean more than ten (10) hours of personal services rendered to the Bank or any Affiliate thereof in any thirty (30) day period.

                  1.14 Termination for Cause. The term "Terminated for Cause," shall mean the termination of the Executive's employment by reason of any of the following: (i) the Executive commits fraud, theft or embezzlement against the Bank, or any subsidiary or Affiliate thereof; (ii) the Executive commits a felony or a crime involving moral turpitude; (iii) the Executive compromises trade secrets or other proprietary information of the Bank, or any subsidiary or Affiliate thereof; (iv) the Executive breaches any non-solicitation agreement with the Bank, or any subsidiary or Affiliate thereof; (v) the Executive breaches any of the material terms of any employment agreement entered into with the Bank or Holding Company and, if given the right in any such employment agreement, fails to cure said breach in accordance therewith; (vi) the Executive breaches any of the material terms of this Agreement; (vii) the Executive engages in any grossly negligent act or willful misconduct that causes, or could be reasonably expected to cause, harm to the business, operations or reputation of the Bank, or any subsidiary or Affiliate thereof; or (viii) the Bank, or any subsidiary or Affiliate thereof, is ordered to terminate any employment agreement by any governmental regulatory agency with supervisory authority over the Bank, or any subsidiary or Affiliate thereof.


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         2.       Scope, Purpose and Effect.

                  2.1 Contract of Employment. Although this Agreement is intended to provide the Executive with an additional incentive to remain in the employ of the Bank and Holding Company, this Agreement shall not be deemed to constitute a contract of employment between the Executive and the Bank or Holding Company nor shall any provision of this Agreement restrict or expand the right of the Bank to terminate the Executive's employment with or without cause. This Agreement shall have no impact or effect upon any separate written employment agreement which the Executive may have with the Bank or Holding Company, it being the parties' intention and agreement that unless this Agreement is specifically referenced in said employment agreement (or any modification thereto), this Agreement (and the Bank's obligations hereunder) shall stand separate and apart and shall have no effect on or be affected by, the terms and provisions of said employment agreement.

                  2.2 Fringe Benefit. The benefits provided by this Agreement are granted by the Bank as a fringe benefit to the Executive and are not a part of any salary reduction plan or any arrangement deferring a bonus or a salary increase. The Executive has no option to take any current payments or bonus in lieu of the benefits provided by this Agreement.

                  2.3 Prohibited Payments. Notwithstanding anything in this Agreement to the contrary (and in particular in Section 1.9 or section 3 hereof), if any payment made under this Agreement is a "golden parachute payment" as defined in Section 28(k) of the Federal Deposit Insurance Act (12 U.S.C. section 1828(k) and Part 359 of the Rules and Regulations of the Federal Deposit Insurance Corporation (collectively, the "FDIC Rules") or is otherwise prohibited, restricted or subject to the prior approval of a Bank Regulator (as defined in section 1.13 (d) herein), no payment shall be made hereunder without complying with said FDIC Rules.

         3.       Executive Benefits Payments.

                   3.1 Payments Commence Upon Early Retirement Date. In the event the Executive elects to Retire on a date which constitutes an Early Retirement Date, as defined in subparagraph 1.11 above, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits as described in and adjusted pursuant to Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Early Retirement Date occurs or upon such later date as may be mutually agreed upon by the Executive and the Bank in advance of said Early Retirement Date.

                   3.2 Payments Commence Upon Normal Retirement Date. In the event Executive elects to Retire on or after his Normal Retirement Date, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive Retires or upon such later date as may be mutually agreed upon by the Executive and the Bank in advance of said Retirement date, payable until the Executive's death.

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

        4. Payments in the Event Disability Occurs Prior to Retirement. In the event the Executive becomes Disabled while actively employed by the Bank at any time after the Effective Date of this Agreement but prior to Retirement, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive becomes Disabled, payable until the Executive's death.

        5. Payments in the Event Executive's Employment is Terminated Prior to Retirement. As indicated in subparagraph 2.1 above, the Bank reserves the right to terminate the Executive's employment, with or without Cause but subject to any written employment agreement which may then exist, at any time prior to the Executive's Retirement. In the event that the employment of the Executive shall be terminated by Bank or Executive, other than by reason of Disability or Retirement, then this Agreement shall terminate upon the date of such termination of employment; provided, however, that the Executive shall be entitled to the following benefits as may be applicable depending upon the circumstances surrounding the Executive's termination:

                   5.1 Termination Without Cause. If the Executive's employment is terminated by the Bank without cause, and such termination is not subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning after the Executive attains age sixty-two (62) years of age with the month requested in writing by the Executive and delivered to the Bank or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-five (65) years of age.

                   5.2 Termination for Cause. The Executive agrees that if his employment with the Bank is terminated "for cause," as defined in subparagraph
1.14 of this Agreement, he shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Bank pursuant to the terms of this Agreement.
[Formerly subparagraph 5.3.]

                   5.3        Voluntary Termination by the Executive.

        (a) Resignation Prior to 100% Applicable Percentage; 5.4 Applicable. If the Executive's employment is terminated by voluntary resignation prior to the date specified in Schedule A which corresponds to an Applicable Percentage equal to one hundred percent (100%) and such resignation is subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning after the Executive attains age sixty-two (62) years of age with the month requested in writing by the Executive and delivered to the Bank or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a


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

commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-five (65) years of age. Executive Benefits payable pursuant to this subparagraph 5.3(a) shall not be subject to the risk of forefeiture set forth in paragraph 6 below.

        (b) Resignation Prior to 100% Applicable Percentage; 5.4 Not Applicable. If the Executive's employment is terminated by voluntary resignation prior to the date specified in Schedule A which corresponds to an Applicable Percentage equal to one hundred percent (100%) and such resignation is not subject to the provisions of subparagraph 5.4 below, the Executive shall forfeit any and all rights and benefits he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to the Executive by the Bank pursuant to the terms of this Agreement.

        (c) Resignation After 100% Applicable Percentage; 5.4 Applicable. If the Executive's employment is terminated by voluntary resignation after that date specified in Schedule A which corresponds to an Applicable Percentage equal to one hundred percent (100%) and such resignation is subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age, or any month thereafter, as requested in writing by the Executive and delivered to the Bank or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains age sixty-five (65) years of age. Executive Benefits payable pursuant to this subparagraph 5.3(c) shall not be subject the risk of forfeiture set forth in paragraph 6 below.

        (d) Resignation After 100% Applicable Percentage; 5.4 Not Applicable. Subject to the risk of forfeiture set forth in paragraph 6 below, if the Executive's employment is terminated by voluntary resignation after that date specified in Schedule A which corresponds to an Applicable Percentage equal to one hundred percent (100%), and such resignation is not subject to the provisions of subparagraph 5.4 below, the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age, or any month thereafter, as requested in writing by the Executive and delivered to the Bank or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-five (65) years of age.

                   5.4 Termination on Account of or After a Change in Control. If within one year of the effective date of a Change in Control (as defined above) (i) Executive's employment is terminated by the Bank or Holding Company, its assignee or successor, without Cause or (ii) Executive terminates her


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

employment by the Bank or Holding Company on account of (y) Executive's position, responsibilities or working conditions being substantially diminished or (z) a material reduction in the Executive's compensation or benefits, then the Executive shall be entitled to be paid the Applicable Percentage of the Executive Benefits, as defined in Schedule B, in substantially equal monthly installments on the first day of each month, beginning with the month following the month in which the Executive attains sixty-two (62) years of age or any month thereafter, as requested in writing by the Executive and delivered to the Bank or its successor thirty (30) days prior to the commencement of installment payments; provided, however, that in the event the Executive does not request a commencement date as specified, such installments shall be paid on the first day of each month, beginning with the month following the month in which the Executive attains sixty-five (65) years of age. The installments shall be payable until the Executive's death.

         6. Risk of Forfeiture. Executive acknowledges that in the course of his employment he has become privy to confidential information of the Bank including customer deposit, loan, sales and marketing information, customer account records, proprietary processing techniques, information regarding vendors and products, training and operations memoranda and similar information, personnel records, pricing information, financial information, and trade secrets concerning or relating to the business, accounts, customers and employees and affairs of the Bank, or any subsidiary or affiliate thereof (the foregoing constituting "Confidential Information"). On account of the foregoing and his position of trust and confidence with the Bank, Executive agrees that in the event he voluntarily terminates his employment and such termination is subject to subparagraph 5(d) above, he shall forfeit any and all rights and benefits, including Executive Benefit and Retirement Benefit Payments, he may have under the terms of this Agreement and shall have no right to be paid any of the amounts which would otherwise be due or paid to Executive by the Bank pursuant to the terms of this Agreement if he violates any of the following provisions prior to attaining his Normal Retirement Date:

            (a) Executive shall not utilize Confidential Information, either directly or indirectly, to call on, solicit, or take away as a client, customer or prospective client or customer, or attempt to call on, solicit or take away as a client, customer or prospective client or customer, any person or entity that was a client, customer or prospective client or customer of the Bank, or any subsidiary or affiliate thereof. For purposes of this Agreement "prospective client or customer" shall include any person or entity with whom the Bank has had contact for the purpose of soliciting business within six months prior to Executive's voluntary termination of employment or whom the Bank intended to contact for the purpose of soliciting business within six months after termination of employment, of which contact or intended contact Executive had knowledge while employed by the Bank. Executive acknowledges that it would be extremely difficult or impractical to determine whether Executive used Confidential Information in connection with the activity prohibited by this provision and that it is reasonable to presume, based upon Executive's period of service to the Bank and the Holding Company, that Executive


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

                  used Confidential Information in connection with any violation of this provision.

            (b) Executive shall not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert , attempt to solicit, divert or induce or attempt to induce to discontinue employment with the Bank, or any subsidiary or affiliate thereof, any person employed by the Bank, or any subsidiary or affiliate thereof, whether or not such employee is a full time employee or a temporary employee of the Bank, or any subsidiary or affiliate thereof and whether or not such employment is for a determined period or is at will.

            (c) Executive shall not, either directly or indirectly, use, disclose or make available Confidential Information to any person or entity, nor shall he use, disclose, make available or cause to be used, disclosed or made available, or permit or allow, either on his own behalf or on behalf of others, any use or disclosure of such Confidential Information.

            Executive acknowledges and agrees that (i) a breach by Executive of any of the foregoing covenants will result in the Bank incurring certain costs and damages in an amount that would be extremely difficult or impractical to ascertain, (ii) the forfeiture of Executive's rights and benefits under this Agreement bear a reasonable relationship to the damages which the Bank may suffer by reason of Executive's breach, and (iii) the forfeiture of Executive's rights and benefits under this Agreement is reasonable and equitable considering that absent forfeiture of such rights and benefits the Bank will be in the position of paying benefits to Executive while suffering damages on account of Executive's breach.

         7. Right To Determine Funding Methods. The Bank reserves the right to determine, in its sole and absolute discretion, whether, to what extent and by what method, if any, to provide for the payment of the amounts which may be payable to the Executive, under the terms of this Agreement. In the event that the Bank elects to fund this Agreement, in whole or in part, through the use of life insurance or annuities, or both, the Bank shall determine the ownership and beneficial interests of any such policy of life insurance or annuity. The Bank further reserves the right, in its sole and absolute discretion, to terminate any such policy, and any other device used to fund its obligations under this Agreement, at any time, in whole or in part. Consistent with Paragraph 9 below, the Executive shall have no right, title or interest in or to any funding source or amount utilized by the Bank pursuant to this Agreement, and any such funding source or amount shall not constitute security for the performance of the Bank's obligations pursuant to this Agreement. In connection with the foregoing, the Executive agrees to execute such documents and undergo such medical examinations or tests which the Bank may request and which may be reasonably necessary to facilitate any funding for this Agreement including, without limitation, the Bank's acquisition of any policy of insurance or annuity.

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
         8. Claims Procedure. The Holding Company shall, but only to the extent necessary to comply with ERISA, be designated as the named fiduciary under this Agreement and shall have authority to control and manage the operation and administration of this Agreement. Consistent therewith, the Holding Company shall make all determinations as to the rights to benefits under this Agreement. Any decision by the Holding Company denying a claim by the Executive for benefits under this Agreement shall be stated in writing and delivered or mailed, via registered or certified mail, to the Executive, the Executive's spouse or the Executive's beneficiaries, as the case may be. Such decision shall set forth the specific reasons for the denial of a claim. In addition, the Holding Company shall provide the Executive, or as applicable, the Executive's spouse or beneficiaries, with a reasonable opportunity for a full and fair review of the decision denying such claim.

         9. Status as an Unsecured General Creditor. Notwithstanding anything contained herein to the contrary: (i) the Executive shall have no legal or equitable rights, interests or claims in or to any specific property or assets of the Bank as a result of this Agreement; (ii) none of the Bank's assets shall be held in or under any trust for the benefit of the Executive or held in any way as security for the fulfillment of the obligations of the Bank under this Agreement; (iii) all of the Bank's assets shall be and remain the general unpledged and unrestricted assets of the Bank; (iv) the Bank's obligation under this Agreement shall be that of an unfunded and unsecured promise by the Bank to pay money in the future; and (v) the Executive shall be an unsecured general creditor with respect to any benefits which may be payable under the terms of this Agreement.

         Notwithstanding subparagraphs (i) through (v) above, the Bank and the Executive acknowledge and agree that, in the event of a Change in Control, upon request of the Executive, or in the Bank's discretion if the Executive does not so request and the Bank nonetheless deems it appropriate, the Bank shall establish, not later than the effective date of the Change in Control, a Rabbi Trust or multiple Rabbi Trusts (the "Trust" or "Trusts") upon such terms and conditions as the Bank, in its sole discretion, deems appropriate and in compliance with applicable provisions of the Code, in order to permit the Bank to make contributions and/or transfer assets to the Trust or Trusts to discharge its obligations pursuant to this Agreement. The principal of the Trust or Trusts and any earnings thereon shall be held separate and apart from other funds of the Bank to be used exclusively for discharge of the Bank's obligations pursuant to this Agreement and shall continue to be subject to the claims of the Bank's general creditors until paid to the Executive in such manner and at such times as specified in this Agreement.

         10.      Miscellaneous.

                  10.1 Opportunity To Consult With Independent Advisors. The Executive acknowledges that he has been afforded the opportunity to consult with independent advisors of his choosing including, without limitation, accountants or tax advisors and counsel regarding the benefits granted to him under the terms of this Agreement and the (i) terms and conditions which may affect the Executive's right to these benefits and (ii) personal tax effects of such benefits including, without limitation, the effects of any federal or state taxes, Section 280G of the Code, and any other taxes, costs, expenses or liabilities whatsoever related to such benefits, which in any of the foregoing instances and notwithstanding any provision to the contrary in any separate written employment agreement now in effect or hereinafter entered into between Executive and the Bank or any Affiliate thereof, the Executive acknowledges and agrees shall be the sole responsibility of the Executive notwithstanding any other term or provision of this Agreement. The Executive further acknowledges and agrees that the Bank shall have no liability whatsoever related to any such personal tax effects or other personal costs, expenses, or liabilities applicable to the Executive and further specifically waives any right for himself, and his heirs, beneficiaries, legal representatives, agents, successor and assign to claim or assert liability on the part of the Bank related to the matters described above in this subparagraph 10.1. The Executive further acknowledges that he has read, understands and consents to all of the terms and conditions of this Agreement, and that he enters into this Agreement with a full understanding of its terms and conditions.

         10.2 Arbitration of Disputes. Any dispute (whether based on contract, tort, or statutory duty or prohibition) arising out of or in connection with this Agreement shall be submitted to binding arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (as modified by this Agreement) by one arbitrator, designated in accordance with those rules. No one who has ever had any business, financial, family, or social relationship with any party to this Agreement shall serve as an arbitrator unless the related party informs the other party of the relationship and the other party consents in writing to the use of that arbitrator.

         The party demanding arbitration shall submit a written claim to the other party, setting out the basis of the claim. A prearbitration hearing shall be held within twenty (20) business days after the arbitrator's selection. The arbitration shall be held within ninety (90) calendar days after the prearbitration hearing. The arbitrator shall establish any deadlines to accomplish this goal. The arbitration shall take place in Napa, California, at a time and place selected by the arbitrator.

         Each party shall be entitled to discovery of essential documents and witnesses, as determined by the arbitrator. No less than thirty (30) calendar days before the arbitration, a party may serve a document request calling for any document that would be discoverable in a state civil proceeding. The served with this request shall deliver the requested documents and any objections within ten (10) calendar days. The arbitrator may resolve any dispute over the exchange of documents. Each party may take no more than three (3) depositions, unless additional depositions are allowed by the arbitrator for good cause. All depositions must be completed as of fifteen (15) calendar days before the arbitration hearing unless the parties otherwise agree. The arbitrator may resolve any dispute over the depositions as they would be resolved in a state civil proceeding. Any motion may be heard by the arbitrator on three (3) days notice unless the parties otherwise agree. The arbitrator shall apply California law.

         The parties agree that all information supplied by any party shall be deemed to be confidential information, and the arbitrator and other participants in the dispute shall protect such information from disclosure.

         The arbitrator shall have the following powers:

            (a) To issue subpoenas for the attendance of witnesses and subpoenas duces tecum for the production of books, records, documents, and other evidence;

            (b)   To order depositions to be used as evidence;

            (c) Consistent with the discovery procedures enumerated above, to enforce the rights, remedies, procedures, duties, liabilities, and obligations of discovery as if the arbitration were a civil action before a California superior court;

            (d) To conduct a hearing on the arbitration issues and related legal and discovery issues;

            (e)   To administer oaths to parties and witnesses;

            (f) To award all damages and remedies which would be available in a civil action before a California superior court.

            (g) To award expenses and fees of arbitration as the arbitrator deems proper; and

            (h)   To order such other relief as the arbitrator deems proper.

         Within fifteen (15) calendar days after completion of the arbitration, the arbitrator shall submit a tentative decision in writing specifying the reasoning for the decision and any calculations necessary to explain the award. Each party shall have fifteen (15) calendar days in which to submit written comments to the tentative decision. Within ten (10) calendar days after the deadline for written comments, the arbitrator shall announce the final award. Any party may enter the final award as a judgment in any court of competent jurisdiction.

         The Bank shall pay the arbitrator's expenses and fees, all meeting room charges, and any other expenses that would not have been incurred if the case were litigated in the judicial forum having jurisdiction over it. Unless otherwise ordered by the arbitrator, each party shall pay its own attorney fees, witness fees and other expenses incurred by the party for his or its own benefit. The arbitrator may award the prevailing party his or its expenses and fees of arbitration, including reasonable attorney fees and costs, including witness fees, in such proportion as the arbitrator decides.

                  10.3 Attorneys' Fees. In the event of any arbitration concerning any controversy, claim or dispute between the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees and costs incurred in connection therewith or in the enforcement or collection of any judgment or award rendered therein. The "prevailing party" means the party determined by the arbitrator(s), as the case may be, to have most nearly prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered.

                  10.4 Notice. Any notice required or permitted of either the Executive or the Bank under this Agreement shall be deemed to have been duly given, if by personal delivery, upon the date received by the party or its authorized representative; if by facsimile, upon transmission to a telephone number previously provided by the party to whom the facsimile is transmitted as reflected in the records of the party transmitting the facsimile and upon reasonable confirmation of such transmission; and if by mail, on the third day after mailing via U.S. first class mail, registered or certified, postage prepaid and return receipt requested, and addressed to the party at the address given below for the receipt of notices, or such changed address as may be requested in writing by a party.

                           If to the Bank:           The Vintage Bank
                                                     1500 Soscol Avenue
                                                     Napa, California 94558
                                                     Attn:  President

                           With a copy to:  North Bay Bancorp
                                                     1500 Soscol Avenue
                                                     Napa, California  94458
                                                     Attn:  President

                           If to the Executive:      __________________

                                                     __________________

                                                     __________________

                  10.5 Assignment. The Executive shall have no power or right to transfer, assign, anticipate, hypothecate, modify or otherwise encumber any part or all of the amounts payable hereunder, nor, prior to payment in accordance with the terms of this Agreement, shall any portion of such amounts be: (i) subject to seizure by any creditor of the Executive, by a proceeding at law or in equity, for the payment of any debts, judgments, alimony or separate maintenance obligations which may be owed by the Executive; or (ii) transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any such attempted assignment or transfer shall be void.

                  10.6 Binding Effect/Merger or Reorganization. This Agreement shall be binding upon and inure to the benefit of the Executive and the Bank. Accordingly, the Bank shall not merge or consolidate into or with another corporation, or reorganize or sell substantially all of its assets to another corporation, firm or person, unless and until such succeeding or continuing corporation, firm or person agrees to assume and discharge the obligations of the Bank under this Agreement. In the alternative, the Holding Company may agree to assume and discharge the obligation of the Bank under this Agreement. Upon the occurrence of such event, the term "Bank" as used in this Agreement shall be deemed to refer to such surviving or successor firm, person, entity or corporation, or the Holding Company, as the case may be.

                  10.7 Nonwaiver. The failure of either party to enforce at any time or for any period of time any one or more of the terms or conditions of this Agreement shall not be a waiver of such term(s) or condition(s) or of that party's right thereafter to enforce each and every term and condition of this Agreement.

                  10.8 Partial Invalidity. If any terms, provision, covenant, or condition of this Agreement is determined by an arbitrator or a court, as the case may be, to be invalid, void, or unenforceable, such determination shall not render any other term, provision, covenant or condition invalid, void or unenforceable, and the Agreement shall remain in full force and effect notwithstanding such partial invalidity.

                  10.9 Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect thereto. Each party to this Agreement acknowledges that no other representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not set forth herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party.

                  10.10 Modifications. Any modification of this Agreement shall be effective only if it is in writing and signed by each party or such party's authorized representative.

                  10.11 Paragraph Headings. The paragraph headings used in this Agreement are included solely for the convenience of the parties and shall not affect or be used in connection with the interpretation of this Agreement.

                  10.12 No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

                  10.13 Governing Law. The laws of the State of California, other than those laws denominated choice of law rules, and where applicable, the rules and regulations of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency, or any other regulatory agency or governmental authority having jurisdiction over the Bank or the Holding Company, shall govern the validity, interpretation, construction and effect of this Agreement.

         IN WITNESS WHEREOF, the Bank and the Executive have executed this Agreement on the date first above-written in the City of Napa, California.

BANK:                                                EXECUTIVE:

The Vintage Bank



By:
     -------------------------------------          ----------------------------
     Glen C. Terry
     President & Chief Executive Officer



     Acceptance of designation as Administrator:

     HOLDING COMPANY

     NORTH BAY BANCORP


     By:
          ---------------------------------
              David B. Gaw
              Chairman of the Board

                                   SCHEDULE A
                                   ----------


         PLAN YEAR                                   APPLICABLE PERCENTAGE
         ---------                                   ---------------------


         After September 30, 2002                    20%

         After September 30, 2003                    40%

         After September 30, 2004                    60%

         After September 30, 2005                    80%

         After September 30, 2006                    100%

                                   SCHEDULE B
                                   ----------

                               EXECUTIVE BENEFITS


The Bank shall pay to the Employee pursuant to the Agreement during the Executive's lifetime, an amount equal to _____________________________________
($_______) per year in twelve equal monthly installments. The amount of Executive Benefits payable under the Agreement shall be adjusted each year from the date of commencement of payments of the Executive Benefits until the death of the Executive as follows:

         a. The Executive Benefits shall be increased at the rate of two percent (2%) each year, subject to further adjustment for an Early Retirement.

         b. Notwithstanding an Applicable Percentage of one hundred percent (100%), if the Executive elects Early Retirement, the Executive Benefits shall be decreased by a percentage calculated by subtracting the Executive's age at Early Retirement from the Normal Retirement Age of 65, and multiplying the result by a factor of five. For example, a 15% reduction of the Executive Benefits would occur if the Executive's Early Retirement Age is 62, based on the following calculation: 65-62=3x5=15%.